Exhibit 5.1

[Milbank, Tweed, Hadley & McCloy LLP Letterhead]

September 25, 2009

Desarrolladora Homex, S.A.B. de C.V.

Boulevard Alfonso Zaragoza M. 2204 Norte,

80020, Culiacán, Sinaloa, México

Re:	Desarrolladora Homex, S.A.B. de C.V.
Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel to Desarrolladora Homex, S.A.B. de C.V., a corporation (sociedad anónima bursátil de capital variable) organized under the laws of the United Mexican States (the “Company”), in connection with its filing of a Registration Statement on Form F-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering debt securities of the Company, in one or more series (the “Debt Securities”) to be offered from time to time by the Company on the terms to be determined at the time of the offering.  Such Debt Securities will be issued under an indenture (the “Indenture”), to be entered into among the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

In rendering the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, including the Registration Statement and the form of Indenture to be filed as an exhibit thereto.  In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.  We have relied upon representations and certifications as to factual matters by officers and representatives of the Company and other appropriate persons and statements contained in the Registration Statement.

Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Debt Securities will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except in each case:  (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally; and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (iii) possible judicial action giving effect to foreign governmental actions or foreign law, at such time as: (a) the terms of the Debt Securities and of their issuance and sale have been approved by appropriate action of the Company; (b) the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable indenture or supplemental indenture; and (c) the Debt Securities have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the applicable indenture or supplemental indenture.

The foregoing opinion is limited to matters involving the law of the State of New York.

This letter is furnished to you in connection with the filing of the Registration Statement.  We disclaim any obligation to update anything herein for events occurring after the date hereof.

We hereby consent to the reference to us under the heading “Validity of the Securities” in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP

MLF/JKG